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                                                                      EXHIBIT 32

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp. (collectively, the "Registrant") on Form 10-Q for the quarter ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Don H. Barden, President and Chief Executive Officer of the Registrant, and Jon S. Bennett, Vice President and Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 16, 2004

/s/ Don H. Barden
-----------------
Don H. Barden
Manager, Chairman, President and Chief Executive Officer
The Majestic Star Casino, LLC and
The Majestic Star Casino Capital Corp.


/s/ Jon S. Bennett
------------------
Jon S. Bennett
Vice President and Chief Financial Officer
The Majestic Star Casino, LLC and
The Majestic Star Casino Capital Corp.